Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are provided to aid in the analysis of the financial aspects of the Business Combination and adjustments for the material event. This material event is referred to herein as “Material Event” and the pro forma adjustments for the Material Event are referred to herein as “Adjustments for Material Event.”

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet of the Combined Company after giving effect to the Business Combination as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations of the Combined Company for the nine months ended September 30, 2023 and for the fiscal year ended December 31, 2022 present the combination of the financial information of Oxus and Borealis, after giving effect to the Business Combination and related adjustments including the other material events described in the accompanying notes. Oxus and Borealis are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the Combined Company or New Borealis.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the fiscal year ended December 31, 2022 give pro forma effect to the Business Combination and the Material Event as if these had occurred on January 1, 2022. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives pro forma effect to the Business Combination and the Material Event as if these were completed on September 30, 2023.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the historical financial statements of each of Oxus and Borealis and the notes thereto, as well as the disclosures contained in the sections titled “Oxus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Borealis’ Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination and the Material Event occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The Business Combination was accounted for as a reverse recapitalization in accordance with ASC Topic 805, Business Combinations. Under this method of accounting, Oxus was treated as the “acquired” company for accounting purposes. Since New Borealis does not meet the definition of a business under ASC Topic 805, Business Combinations, net assets of New Borealis was stated at historical cost, with no goodwill or other intangible assets recorded. Borealis has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances, and accordingly the Business Combination is treated as an equivalent to an acquisition of Oxus accompanied by a recapitalization:

●	Borealis’ existing shareholders have the greatest voting interest in the combined entity under the no redemption scenario with an approximately 52.55% voting interest;

●	the largest individual minority shareholder of the combined entity is an existing shareholder of Borealis;

●	senior management of Borealis continue as senior management of the combined entity;

●	Borealis is the larger entity based on historical total assets and revenues; and

●	Borealis’ operations comprises the ongoing operations of New Borealis.

The following table presents summary pro forma data after giving effect to the Business Combination, the Material Event and the other transactions at the closing of Business Combination:

	Shares	%
Borealis Shareholders	11,169,864	52.55%
Oxus Public Shareholders	52,880	0.25%
Oxus Founders (1)	5,992,636	28.21%
New Investors	4,040,247	18.99%
Total	21,255,627	100.00%

(1)	This includes 2,130,136 shares issued to Oxus Capital for their investment in convertible notes in Borealis and also includes 300,000 shares issued to underwriters and 150,000 shares issued to the directors. From the 5,992,636 shares, 200,000 shares are to be allocated to Kanat Mynzhanov and 50,000 to Askar Mametov pursuant to the Sponsor Incentive Agreements.

The Business Combination resulted in the combination of Borealis and Newco, with a fiscal year end of December 31. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 present the combination of financial information of Newco, Oxus and Borealis, after giving effect to the Business Combination, the Material Event and related adjustments described in the accompanying notes.

Material Event and Background Relevant to Material Event

In November 2023 and in January 2024, Borealis issued convertible notes payable with an aggregate principal amount of $2 million and $3 million, respectively, to New Investors. These facilities are expected to be converted to Class A Shares of the Combined Company at Closing.

In December 2023, the holders of 9,837 Class A Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.20 per share, for an aggregate redemption amount of $0.1 million. In February 2024, the holders of 1,886,751 Class A Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.35 per share, for an aggregate redemption amount of $21.42 million, leaving $0.6 million in the trust account (refer to Note 3 — Adjustments for Material Event).

From October 1, 2023 to the Closing, an additional $1.5 million was drawn under the promissory note.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2023

	Oxus Acquisition Corp.	Borealis Foods, Inc. and Subsidiaries	Adjustments for Material Event (Note 3)	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current Assets
Cash	$70,191	$8,970,579	$6,475,000	$600,263	A	$11,447,067
				(220,000)	B
				(4,448,966)	C
Accounts receivable, net of allowance for doubtful accounts	-	3,269,667	-	-		3,269,667
Inventories, net	-	6,816,016	-	-		6,816,016
Prepaid expenses, current	12,725	1,696,968	-	-		1,709,693
Total Current Assets	82,916	20,753,230	6,475,000	(4,068,703)		23,242,443

Marketable securities held in Trust Account	21,527,804	-	(20,927,541)	(600,263)	A	-
Property, plant and equipment, net	-	47,420,141	-	-		47,420,141
Goodwill	-	1,917,356	-	-		1,917,356
Other non-current assets	-	171,029	-	-		171,029
TOTAL ASSETS	$21,610,720	$70,261,756	$(14,452,541)	$(4,668,966)		$72,750,969

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities
Accrued offering costs and expenses	$2,697,153	$10,208,248	$-	$(1,781,144)	F	$3,214,068
				(1,220,091)	G
				(6,690,098)	C
Deferred transaction costs	-	-	-	5,155,000	B	11,360,346
				6,205,346	C
Promissory note	3,350,000	-	1,475,000	-		4,825,000
Related party payable	58,640	-	-	-		58,640
Deferred revenue	-	540,538	-	-		540,538
Due to related parties	-	7,825,791	-	-		7,825,791
Notes payable, current portion, net of capitalized loan costs	-	381,039	-	-		381,039
Notes payable, net of current portion	-	14,039,791	-	-		14,039,791
Convertible note payable, current portion	-	45,300,000	5,000,000	(20,300,000)	F	-
				(30,000,000)	G
Total Current Liabilities	6,105,793	78,295,407	6,475,000	(48,630,987)		42,245,213

Convertible note payable, net of current portion	-	3,000,000	-	-		3,000,000
Finance lease payable, net of current portion	-	1,839,871	-	-		1,839,871
Deferred tax liability	-	1,917,356	-	-		1,917,356
TOTAL LIABILITIES	6,105,793	85,052,634	6,475,000	(48,630,987)		49,002,440

Commitments and contingencies
Class A ordinary shares, par value $0.0001; subject to possible redemption, at redemption value	21,527,804	-	(20,927,541)	(600,263)	E	-

STOCKHOLDERS' (DEFICIT) EQUITY
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,800,000 issued and outstanding as of September 30, 2023 (excluding shares subject to possible redemption as of September 30, 2023 )	180	-	-	206	D	2,125
				5	E
				1,330	F
				404	G
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 2,812,500 shares issued and outstanding as of September 30, 2023	281	-	-	(281)	D	-
Common stock	-	-	-	-	F	-
Preferred stock	-	-	-	-		-
Additional paid-in capital	-	44,017,927	-	(5,375,000)	B	82,555,209
				(3,964,214)	C
				75	D
				600,258	E
				16,056,476	F
				31,219,687	G
Accumulated deficit	(6,023,338)	(58,808,805)	-	6,023,338	F	(58,808,805)
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY	(6,022,877)	(14,790,878)	-	44,562,284		23,748,529
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$21,610,720	$70,261,756	$(14,452,541)	$(4,668,966)		$72,750,969

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2023

	Oxus Acquisition Corp.	Borealis Foods, Inc. and Subsidiaries	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined

Revenues, net	$-	$22,738,156	$-		$22,738,156
Cost of goods sold	-	25,666,429	-		25,666,429
Gross profit	-	(2,928,273)	-		(2,928,273)

Operating expenses
Operating costs	4,013,655	-	-		4,013,655
Selling, general and administrative expenses	-	12,506,967	-		12,506,967
Total operating expenses	4,013,655	12,506,967	-		16,520,622
Loss from operations	(4,013,655)	(15,435,240)	-		(19,448,895)

Other (expenses) income
Dividend income	1,915,035	-	(1,915,035)	aa	-
Interest income	4,257	-	-		4,257
Foreign exchange (loss) gain	(9,120)	4,593	-		(4,527)
South Carolina grant revenue	-	158,995	-		158,995
Interest expense	-	(5,535,932)	3,381,822	bb	(2,154,110)
Total other income (expense), net	1,910,172	(5,372,344)	1,466,787		(1,995,385)
Net loss before income taxes	(2,103,483)	(20,807,584)	1,466,787		(21,444,280)
Benefit for income tax	-	(15,092)	-		(15,092)
Net loss	$(2,103,483)	$(20,822,676)	$1,466,787		$(21,459,372)

Basic and diluted weighted average redeemable Class A ordinary shares outstanding	5,324,585			Note 4	21,255,627
Basic and diluted net loss per redeemable Class A ordinary share	$(0.21)				$(1.01)

Basic and diluted weighted average non-redeemable ordinary shares outstanding	4,612,500				-
Basic and diluted net loss per non-redeemable ordinary share	$(0.21)				$-

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2022

	Oxus Acquisition Corp.	Borealis Foods, Inc. and Subsidiaries	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined

Revenues, net	$-	$25,590,695	$-		$25,590,695
Cost of goods sold	-	33,660,482	-		33,660,482
	-	(8,069,787)	-		(8,069,787)

Operating expenses

Operating costs	2,886,611	-	9,339,214	dd	12,225,825
Selling, general and administrative expenses	-	14,992,673	-		14,992,673
Stock-based compensation	-	-	2,998,000	cc	2,998,000
Total operating expenses	2,886,611	14,992,673	12,337,214		30,216,498
Loss from operations	(2,886,611)	(23,062,460)	(12,337,214)		(38,286,285)

Other income (expense)
Dividend income	2,578,984	-	(2,578,984)	aa	-
Interest income	4,010	-	-		4,010
Gain on sale of asset	-	50,000	-		50,000
Foreign exchange gain	1,073	1,945	-		3,018
Other expenses, net	-	(3,215,822)	560,701	bb	(2,655,121)
Total other income (expense)	2,584,067	(3,163,877)	(2,018,283)		(2,598,093)
Net loss before income taxes	(302,544)	(26,226,337)	(14,355,497)		(40,884,378)
Provision for income tax	-	(55,588)	-		(55,588)
Net loss	$(302,544)	$(26,281,925)	$(14,355,497)		$(40,939,966)

Basic and diluted weighted average redeemable Class A ordinary shares outstanding	17,250,000			Note 4	21,255,627
Basic and diluted net loss per redeemable Class A ordinary share	$(0.01)				$(1.93)

Basic and diluted weighted average non-redeemable ordinary shares outstanding	4,612,500				-
Basic and diluted net loss per non-redeemable ordinary share	$(0.01)				$-

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — The Business Combination

Description of the Business Combination

On February 23, 2023, Oxus entered into a Business Combination Agreement with Newco and Borealis. Pursuant to the Business Combination Agreement, among other things: (a) Oxus domesticated and continues as a corporation existing under the laws of the Province of Ontario, Canada (the “Continuance”); (b) on the Closing Date, Newco and Borealis amalgamated in accordance with the terms of the Plan of Arrangement, with Amalco surviving the Borealis Amalgamation as a wholly-owned subsidiary of New Oxus; and (c) on the Closing Date, immediately following the Borealis Amalgamation, Amalco and New Oxus amalgamated (the “New Oxus Amalgamation,” and together with the Continuance, the Borealis Amalgamation and other transactions contemplated by the Business Combination, the Plan of Arrangement and the Ancillary Agreements, with New Borealis surviving the New Oxus Amalgamation).

Under the Business Combination Agreement, the shareholders of Borealis received from New Oxus, in the aggregate, a number of shares of New Oxus equal to (a) the Borealis Value (as defined below) divided by (b) $10.00. The Borealis Value will be equal to $150 million less net indebtedness (aggregate consolidated amount of indebtedness of Borealis minus cash) (the “Borealis Value”).

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with ASC Topic 805, Business Combinations, whereby Oxus is treated as the acquired company and Borealis is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Borealis issuing stock for the net assets of Oxus, accompanied by a recapitalization. The net assets of Oxus was stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination were those of Borealis.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and year ended December 31, 2022 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	Oxus’ unaudited condensed balance sheet as of September 30, 2023 and the related notes included elsewhere in this proxy statement/prospectus/information statement; and

●	Borealis’ unaudited condensed consolidated balance sheet as of September 30, 2023 and the related notes included elsewhere in this proxy statement/prospectus/information statement.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	Oxus’ unaudited condensed statement of operations for the nine months ended September 30, 2023 and the related notes included elsewhere in this proxy statement/prospectus/information statement; and

●	Borealis’ unaudited condensed consolidated statement of operations for the nine months ended September 30, 2023 and the related notes included elsewhere in this proxy statement/prospectus/information statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

●	Oxus’ audited statement of operations for the year ended December 31, 2022 and the related notes included elsewhere in this proxy statement/prospectus/information statement; and

●	Borealis’ audited consolidated statement of operations for the year ended December 31, 2022 and the related notes included elsewhere in this proxy statement/prospectus/information statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Merger.

The pro forma adjustments reflecting the completion of the Business Combination are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the current time and that the proforma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Oxus and Borealis.

Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of Oxus’ and Borealis’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

Note 2 — Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

A	Cash released from trust

Adjustment to transfer $0.6 million of marketable securities held by Oxus in trust and converted into cash resources upon close of the Business Combination. Represents the impact of the Business Combination on the cash balance of the Combined Company.

B	Success fees

Adjustment relates to the business combination marketing arrangement fee of $5.2 million related to the IPO and a legal success fee of $0.2 million, of which $0.2 million was paid upon closing of the Business Combination and $5.2 million is due at the first anniversary of the Closing. This amount was recognized as a decrease in cash $0.2 million, a decrease in additional paid-in capital of $5.4 million, and an increase in deferred transaction costs of $5.2 million.

C	Transaction and other costs

Adjustment to decrease cash by $4.5 million, accrued offering costs and expenses by $6.7 million (incurred transaction cost of which $2.7 million relates to Oxus, $4 million relates to Borealis), additional paid-in capital by $4 million (incremental transaction cost of which $1.8 million relates to Oxus and $2.2 million relates to Borealis) and, an increase deferred transaction costs of $6.2 million. The adjustment relates to direct and incremental transaction costs that comprised of legal, accounting, audit and miscellaneous fees.

D	SPAC Class B Share Conversion

Adjustment relates to the conversion of 2,812,500 Class B ordinary shares of Oxus, in accordance to the Class B Share Conversion Ratio, as defined in the Business Combination Agreement. The adjustment results in a decrease of $281 in Class B ordinary shares and increases of $206 in Class A ordinary shares and $75 in additional paid-in capital related to the forfeiture of 750,000 Class B shares by the Sponsor.

E	Reclassification of Oxus Class A ordinary shares subject to possible redemption

This adjustment relates to the reclassification of 52,880 shares of Oxus Class A ordinary shares subject to redemption, with a par value of $0.0001 into 52,880 shares of the Combined Company Class A ordinary shares, resulting in an increase in Combined Company Class A ordinary shares par value not subject to redemption of approximately $5 and an increase of additional paid-in capital of $0.6 million.

F	Conversion of Borealis common stock into Oxus Class A ordinary shares

Represents an exchange of Borealis common stock into ordinary shares in Oxus. In exchange for their common stock in Borealis, Borealis Shareholders received 13,300,000 shares of the Combined Company. The pro forma adjustment of the reverse recapitalization is as follows:

●	An adjustment to eliminate Oxus’s accumulated deficit of approximately $6 million.

●	Using an Exchange Ratio of approximately 1-for-0.06646 the total number of shares of the Combined Company’s ordinary shares to be issued to Borealis Shareholders was 13,300,000 shares. Based on a par value of $0.0001, the adjustment to the Combined Company’s ordinary shares par value balance was approximately $1,330. The 13,300,000 shares issued to Borealis Holders was calculated by applying the exchange ratio to the outstanding common stock of Borealis as of September 30, 2023. Refer to the table below.

Diluted Borealis Shares	200,106,652
x: Exchange ratio	0.06646
Total number of Combined Company Shares to be held by Borealis Shareholders post merger	13,300,000

G	Conversion of New Investor Convertible Note

Represents the conversion of New Investor Convertible Notes to Class A Shares at Closing. The adjustment results in reductions in convertible notes payable, current portion of $30 million, $1.2 million of accrued offering costs and expenses, along with increases of $404 in Class A Shares and $31.2 million in additional paid-in capital. The long-term convertible notes of $3 million will be paid on its maturity date.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2023 and the Year Ended December 31, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 are as follows:

aa	Exclusion of dividend income

Represents elimination of dividend income earned on marketable securities held in the trust account.

bb	Exclusion of interest expense

The adjustment relates elimination of interest expense in connection conversion and settlement of convertible notes.

cc	Recognition Oxus of stock-based compensation

Adjustment relates to the recognition of $3 million of stock-based expense which was considered contingent upon the consummation of the Business Combination.

dd	Transaction cost

To reflect incremental transaction costs for Oxus.

Note 3 — Adjustments for Material Event

The adjustments in connection with the Material Event resulted in:

●	an increase of $5 million in cash and convertible notes payable, current portion, in connection with the funding received by Borealis in November 2023 and January 2024;

●

a decrease of $21.5 million in marketable securities held in trust and common stock subject to redemption, with regards to the redemption of 9,837 Class A Shares in December 2023 and 1,886,751 Class A Shares in February 2024;

●

an increase of $0.6 million in marketable securities held in trust and common stock subject to redemption with regards to the dividend income earned and extension fee deposits made from October 1, 2023 through the closing of Business Combination; and,

●	an increase in cash and promissory note of $1.5 million as a result of additional drawdowns.

Note 4 — Net Loss per Share

Represents the net loss attributable to ordinary shareholders per share calculated using the historical weighted average shares of ordinary shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares of ordinary shares outstanding for basic and diluted net loss attributable to ordinary shareholders per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. The calculation of diluted loss per ordinary shares does not consider the effect of the warrants issued in connection with the Initial Public Offering since the inclusion of such warrants would be anti-dilutive.

For the Nine Months Ended September 30, 2023
Weighted average Class A ordinary shares outstanding, basic and diluted	21,255,627
Net loss per share of Class A ordinary shares, basic and diluted	$(1.01)

For the Year Ended December 31, 2022
Weighted average Class A ordinary shares outstanding, basic and diluted	21,255,627
Net loss per share of Class A ordinary shares, basic and diluted	$(1.93)